UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2008

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 22, 2008, VIASPACE Inc. (the "Registrant" or the "Seller"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with Knovitech, Inc., a Delaware corporation ("Buyer"). Pursuant to the Purchase Agreement, the Registrant transferred certain assets described below in exchange for $479,000 ("Purchase Price"). $200,000 of the Purchase Price was already paid earlier by Buyer as a deposit. An additional $279,000 was paid by Buyer’s assumption of certain indebtedness of Seller as evidenced by that certain promissory note executed and delivered by Seller dated as of in the original principal amount of $250,000.00 plus accrued interest of $29,000 executed by Seller in favor of Rhino Steel Manufacturing Ltd. and subsequently acquired by SNK Capital Trust ("Rhino Note"). Buyer represents that the Rhino Note shall be deemed satisfied as of the Closing.

The Registrant has transferred assets consisting of trade and assumed names (except for the trade name "VIASPACE" and Direct Methanol Fuel Cell Corporation "DMFCC" and "Ionfinity"); customer lists and customer orders received after Closing; Seller’s licenses or other contractual arrangements for "SHINE", an inference engine technology, and any related licenses from JPL/Caltech for use of SHINE; Seller’s intellectual property relating to the AIMS Perimeter Surveillance Radar solution (by DMT) ("AIMS Radar") and also the deposit on the radar equipment; Seller’s intellectual property relating to: (i) ViaChange technology, (ii) U-Hunter technology; and (iii) MUDSS technology; certain equipment owned by Seller consisting of (i) desktop and laptop computers used by Seller’s consultants or employees and (ii) test and manufacturing equipment needed to carry on the business units acquired by the Buyer; all other intangible assets related to the assets set forth in subsections (a) through (h) listed above; all uniform resource locators ("URLs") associated with the domain names of the Seller related, directly or indirectly, to the purchased assets as described in sub-sections (a) through (i) above, including, without limitation, any websites related to the Purchased Assets together with all content of such websites but excluding URLs and websites incorporating the trade name "VIASPACE", or relating to DMFCC (as defined below);

Assets excluded from the transfer, included among other things: trademark, logo, trade name and corporate name, URLs, websites relating to and incorporating the name "VIASPACE", and Direct Methanol Fuel Cell Corporation , and "DMFCC"; Seller’s Equipment including without limitation, furniture, fixtures, computers and tenant improvements and computer servers, not otherwise expressly included; the energy businesses, including without limitation the humidity sensor, battery tester, and battery businesses and also Seller’s member interest in Ionfinity LLC; Seller’s Accounts Receivable for products or services arising out of transactions prior to closing; and equity securities of, or any other rights, interests or privileges pertaining to any of Seller’s subsidiaries.

Buyer shall assume and agree to pay, honor and discharge when due, (i) remaining amounts owed by Seller to DMT the supplier of the AIMS Radar (the radar assets will not be transferred to Seller until the liability to DMT has been removed, Seller will retain all rights to the radar assets if the liability has not been removed by December 31, 2008. Buyer shall not assume any other liabilities of Seller.

Seller grants Buyer an option to purchase the humidity sensor, battery tester, and battery businesses and Seller’s share in Ionfinity LLC for a cash purchase price of $400,000 This option expires on April 18, 2009. If VIASPACE receives an offer for one or more of these businesses during the option period, Buyer must either purchase the business unit at the higher of the offered price, or exercise the entire option for $400,000 within seven days of written notification by Seller. At Buyer's request, the following are components of the $400,000- humidity sensor $175,000, battery tester $75,000, battery business $50,000, and Ionfinity $100,000. The option requires purchase of all these business units together. These prices do not reflect sales or offering prices for the individual business units.

Buyer wishes to retain certain VIASPACE consultants and employees for the purpose of assisting Buyer with efforts to commercialize the Assets. Buyer will sublease space from VIASPACE on a month-to-month basis for a minimum of $2,000 per month. At closing, Buyer agreed to provide VIASPACE with $4,000 to cover the first two months of the sublease. Buyer will prepay these expenses in the future on a monthly basis. Buyer will enter into an employment agreement with Amjad Abdallat. Buyer waived compliance with any applicable bulk sales laws, if any.

Seller and Buyer mutually indemnified the other party for losses arising from

(i) the breach of any representation or warranty;

(ii) the breach of any covenant or agreement contained in the Purchase Agreement;

(iii) any and all losses suffered or incurred by Buyer for activities prior to the Closing and any and all losses suffered or incurred by Seller for activities after the Closing

The description of the Asset Purchase Agreement is qualified in its entirety by reference to such agreement attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 22, 2008, pursuant to the terms of the Purchase Agreement, the Registrant sold assets related to software and hardware in the defense, homeland security, systems diagnostics and prognostics, sensor fusion, information and computational technology in the U.S. for $479,000 as described under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired. Not applicable

(b) Pro forma financial information. Not applicable

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number Exhibit Title or Description

10.1 Asset Purchase Agreement dated December 22, 2008 by and between the Registrant and Knovitech, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

December 29, 2008	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated December 22, 2008 by and between the Registrant and Knovitech, Inc.